Exhibit 99.1
MEDTOX® Scientific, Inc.
Second Quarter Conference Call
July 14, 2011

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Good morning everyone.  I’m Kevin Wiersma, chief operating officer of the MEDTOX Laboratory Services division, and also CFO of the Company.  Welcome to our second quarter conference call.

Before Dick Braun, our CEO, begins our prepared presentation, I’d like to cover one administrative item:  Forward looking statements in our conference call today are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated.  Such factors are described from time to time in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Our call today is in listen-only mode, and we would also like to welcome those listeners who have accessed this morning’s call on the internet.  Following our prepared remarks, we’ll have a question and answer session that is accessible to institutional investors and qualified financial analysts covering MEDTOX and our industry.  We look forward to your questions.

Also joining us for our call is Jim Schoonover, our chief marketing officer, and at this time I’m pleased to introduce Dick Braun, CEO of MEDTOX.

Dick Braun, MEDTOX - Chairman, President & CEO:

Thank you, Kevin.

Our Laboratory segment drugs-of-abuse business showed solid growth of 17.8% in new sales in the quarter.  This was mitigated by an 11.4% decrease in revenue from our existing client base, primarily due to lack of hiring.  Our clinical business continued to show solid growth in the quarter.  Clinical laboratory revenues (excluding Clinical Trial Services) increased 20.5%.  This increase is attributed to our clinical laboratory expansion and diversification initiated in 2008.  Clinical Trial Services increased 14.0% in the quarter.

In the Diagnostic segment, revenues were up 4.6% for the quarter compared to the prior-year period.  Solid revenue growth from our substance abuse products was partially offset by a $339,000 reduction in Contract Manufacturing revenue quarter over quarter.  As we have previously disclosed, this is a business that we have been exiting and expect the remaining client relationship to terminate by year-end 2011.  Due to strong sales of higher margin substance abuse products, gross margin in the Diagnostic segment increased 310 basis points.  Gross profit for the segment increased $320,000, on a revenue increase of $249,000.  In fact, revenue and gross profit in the quarter were at record levels for the Diagnostic segment.

Kevin …

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Thank you, Dick.  Here are some additional details regarding the quarter.

Revenues were $27.9 million for the quarter, up 10.9% from the second quarter of last year.

In our lab business, second quarter revenues were $22.3 million, up 12.6% from the second quarter of last year.  Revenues from drugs-of-abuse testing increased 6.4% for the quarter due to strong revenues from new clients, partially offset by an 11.4% decline in revenues from our existing drugs-of-abuse clients.  Revenues from existing drugs-of-abuse clients continue to be negatively impacted by reduced hiring levels due to economic conditions.  Clinical and Other Laboratory Services revenues were up 20.5% for the quarter due to continued strong growth generated by our expanded clinical laboratory capabilities.  Revenues in Clinical Trial Services were up 14.0% for the quarter and continued the solid performance shown in previous quarters.

In our Diagnostic business, second quarter revenues were $5.7 million, up 4.6% from the second quarter of last year, primarily due to an increase in revenues from device sales in the hospital market.  This increase was partially offset by a decrease of $339,000 in sales of Contract Manufacturing services as we are phasing out of this business.

Our overall gross margin was 43.3% in the second quarter, compared to 41.1% from the second quarter of last year.

Our lab business operated at a 38.8% margin in the second quarter, up from 36.5% in the second quarter of last year.  The improvement in margin was due to test mix and an increase in volume.

Margins in our POC Diagnostic division were 60.7% in the second quarter, up from 57.6% in the second quarter of last year.  The increased margin is primarily due to sales mix, with an increase in our higher margin PROFILE®-V devices sold into the hospital market.

Our Selling, General and Administrative expenses were $9.3 million, or 33.2% of revenues in the quarter, up from $8.2 million, or 32.7% of revenues in the second quarter of last year.  The increase was due to increased costs associated with the growth in clinical revenue and increased incentive-based compensation.  Increased expenses associated with the growth in our Clinical and Other Laboratory Services business include an increase in bad debt and billing expenses related to increased third-party and patient billings.

Research and development expenses were $622,000 in the quarter compared to $573,000 in the second quarter of last year.

Net Income for the quarter was $1.4 million up 38.7% from last year.

Diluted earnings per share were $0.16 in the quarter compared to a $0.11 per share last year.

In terms of the balance sheet, our cash balance was $1.3 million at quarter-end, and our trade receivables are up from their year-end level, due to higher May and June sales.  Our days sales outstanding was 64.3 days for the quarter, compared to 64.5 days last year.  We had $1.9 million outstanding on our Line of Credit at quarter-end and no long-term debt.

For the first six months of the year, capital expenditures were $2.6 million and depreciation and amortization was $3.0 million.  Cash flow from operations was $5.2 million for the first six months of the year.

This concludes our review of the Company’s financial performance.

Dick Braun, MEDTOX - Chairman, President & CEO:

Thank you, Kevin.  We would now be glad to take any questions that you may have.

QUESTION AND ANSWER

Steven Crowley - Craig-Hallum Capital Group - Analyst

Good morning, gentlemen. In terms of trying to understand within workplace drugs-of-abuse, kind of the tale of two cities, the weakness in the existing base and the strength in the new customers, which was notable for sure; do you have some flavor for, were the declines in the base broad-based amongst customers and industry or were they concentrated in a few spots? And I guess I would ask the same on the flip side for the strength in the new customer stuff.

Jim Schoonover - MEDTOX - VP & CMO

Steve, this is Jim Schoonover. I think one thing to remember is that our customer base is very broad. We don't have many very large dominant customers. We have many, many small to mid-sized clients and I think the negative employment situation started to really impact small to mid-sized customers more in the recent past than it has previously. So the decline was broad-based and again, I think it's due to the size of the customers that we deal with.

In terms of the future, I think a lot of this will simply depend on where we go economically going forward. The new account business was really of a similar nature, meaning we continue to sell into the occupational health clinic markets and we continue to focus on small to mid-sized customers. So our ability to attract customers is strong but the economy is taking its toll on companies that are smaller in nature.

Steven Crowley - Craig-Hallum Capital Group - Analyst

In terms of your ability or your experience retaining customers, has that been relatively favorable?

Jim Schoonover - MEDTOX - VP & CMO

Yes, very much so.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, so it looks like this is really a volume issue which has its roots in the macro hiring numbers.

Jim Schoonover - MEDTOX - VP & CMO

Yes, I think some of the credit issues; it's hard for some companies to expand because it's still difficult to get credit from the banking industry. So this is not really related to anything we’re doing. Our customers are very happy with our service and we still have strong customer retention.

Steven Crowley - Craig-Hallum Capital Group - Analyst

In some of the non-cyclical areas that seem to be doing well, you mentioned hospital in the prepared commentary. Can you give us an update on some of the metrics in terms of Readers or accounts that have the Readers or utilization or what is driving the business?

In terms of looking forward, are there things you can do or opportunities for you to expand your business that you’re doing with hospitals on the current offering or menu? I think back to the early days at Biosite when they were independent and they got their foot in the door, but then they did a lot of other things with the platform.

Jim Schoonover - MEDTOX - VP & CMO

Yes, let me give you some numbers first. We added 48 new hospitals where we have Readers in production in the quarter so that brings our total from 553 to 601 and we continue to have a number of Readers being evaluated, 84 are being evaluated currently.

And to quickly answer the question, we are looking at the hospital market for a number of additional opportunities and we think we can sell additional product areas into that market.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, good. And utilization, are there some encouraging or, how would you characterize the trends in utilization of your hospital products?

Jim Schoonover - MEDTOX - VP & CMO

Pretty stable, maybe a little bit higher, still averaging probably 50 to 100 devices per month, per hospital as an average metric.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, great. And then the CTS business it seemed like it, I think in your own characterization, had another solid quarter. What can you tell us about the pipeline and prospects for the business as we look ahead, understanding it's a lumpy business?

Dick Braun - MEDTOX - Chairman, President & CEO

I'm glad you said that, or I would have. The visibility into the next quarter is that it should be stable. Our expectation right now is that it should be comparable, but if anything, maybe slightly lower than this quarter.

Steven Crowley - Craig-Hallum Capital Group - Analyst

As you look at the opportunity set with customers or developing customers, is there anything in the leading indicators there that is encouraging or discouraging?

Dick Braun - MEDTOX - Chairman, President & CEO

There’s nothing discouraging; we continue to add new client relationships and we also continue to deepen the existing ones. So we’re still optimistic about that market segment.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Kevin, you’ve typically given us the three buckets of Product Sales. You’ve kind of given us the Contract Manufacturing, which was, I guess if I just do the math, $214,000. But can you give us the other two buckets?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Sure. The POCT products were $5,249,000 and other diagnostic products were $197,000.

Steven Crowley - Craig-Hallum Capital Group - Analyst

You’ve telegraphed the end of life of Contract Manufacturing for a while. It looks like that's going to take place over the balance of the fiscal year. The other diagnostic product revenue has been hanging around this level for a while. Should we continue to think about it that way?

Dick Braun - MEDTOX - Chairman, President & CEO

Yes, I think you should continue to think about it that way.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. And the strength on the point-of-collection products, that's obviously hospital, but is there anything to note about the other segments, I guess workplace and government, for your product line in those areas?

Jim Schoonover - MEDTOX - VP & CMO

Steve, I think they’ve been consistent. Workplace has been consistent even though we have seen the economic situation that is occurring. Government has been down a little bit, simply because of stresses on state budgets due to economic conditions.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Well I have some more questions, but I'm going to let somebody else get in line here and I’ll hop back in the queue. Thanks, guys.

Ben Haynor - Feltl and Company - Analyst

Good morning, guys. Nice performance in the clinical lab services area. What was behind that? Was it new clients, test mix, a little bit of both?

Jim Schoonover - MEDTOX - VP & CMO

It was a combination of continued growth in our esoteric clinical toxicology laboratory. We have continued to grow the local physician office lab business fairly nicely. Our lead testing has been getting some renewed increases in terms of revenue. So it was fairly broad-based, but certainly the prescription management part of the esoteric lab had a good quarter.

Ben Haynor - Feltl and Company - Analyst

Okay, great. I missed this I apologize, SG&A moving up a little bit in total dollars; you mentioned incentive-based compensation. What were the other couple things that you had mentioned there?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

The other things associated with that, Ben, is the increased growth in the clinical laboratory, the increased growth there has a higher SG&A component relative to higher bad debt and billing expenses as we are billing more third-party and patient billings; and also, we had higher sales expense in the quarter.

Ben Haynor - Feltl and Company - Analyst

Okay. And then just out of curiosity, where’s your employee count at these days?

Dick Braun - MEDTOX - Chairman, President & CEO

Employee count including Burlington is approximately 700.

Ben Haynor - Feltl and Company - Analyst

Okay, so up a decent amount. Are you guys going to have to undergo a RAC audit this year or have you already?

Dick Braun - MEDTOX - Chairman, President & CEO

We are not aware that we are undergoing one and we have not undergone one.

Ben Haynor - Feltl and Company - Analyst

Okay. And then last question, how did the drugs-of-abuse existing client business progress throughout the quarter? Did it steadily get worse, or was it relatively level throughout the quarter?

Jim Schoonover - MEDTOX - VP & CMO

April was fairly steady and we saw a marked decline in May and June. And, it's too early to give much visibility into this quarter.

Ben Haynor - Feltl and Company - Analyst

Okay, great. Well, thanks for your time, guys.

Nick Halen - Sidoti & Company - Analyst

Good morning, guys. The majority of my questions have already been asked. But just in terms of the growth that you’ve had in new business offsetting weak existing clients, I was just wondering if you guys added to the sales force recently to help gain some of that new business and kind of what are you expecting on that front going forward?

Jim Schoonover - MEDTOX - VP & CMO

Nick, the answer is we have not added additional bodies recently, but I think that the maturation of the people that we brought on last year has really started to take hold. So we are seeing greater productivity from people that were actually on the books probably nine months to twelve months ago.

Nick Halen - Sidoti & Company - Analyst

Okay. And going forward, you're not expecting to really add to the sales force much?

Dick Braun - MEDTOX - Chairman, President & CEO

We have a planning session at the end of the third quarter every year, and that is something we will consider then.

Nick Halen - Sidoti & Company - Analyst

Okay. And then this is probably a tough one to answer. I guess just how much longer are you expecting the growth in the new business to be able to offset the weakness in the existing clients? I mean obviously there is a lot of uncertainty in the economy now and going forward. I guess is there a timeline in your head that you guys are looking at?

Dick Braun - MEDTOX - Chairman, President & CEO

Well, if you can tell us what's going to happen to employment over the next six to twelve months I can give you an answer. But notwithstanding that, we’ve been fairly consistent for many, many quarters in terms of growing the new business in low double digits and we don't really think that should change and we can't really predict what's going to happen with employment.

Nick Halen - Sidoti & Company - Analyst

Okay, that's fair. Alright. Thanks, guys.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Hey, guys. Coming back on the topic of SG&A, you’ve talked about the jump we’ve seen being driven by a couple three buckets: incentive comp, some extra sales expense for some of the newer business, and in the higher bad debt reserves or account receivable reserves you have to take relative to the insurance pay business.

That last category is that -- I am wondering the split between those three contributors to the higher G&A. Is it skewed towards that last category, and is that last category something that is high as these businesses are in the immature stage and then can get lower as a percentage, and you have some positive adjustment as we go forward? Or is that not really the case?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Well, looking at the three buckets, it's weighted more heavily towards the bad debt related to the third-party and the patient bill. Certainly as we get better at that business, it certainly has been new to us over the last year as far as third-party billing and dealing with patients, we may see some improvement but I guess that remains to be seen.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Is your reserve required there based on your recent experience or conservative estimates based on the industry until you have your own experience or how are those driven?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Those are driven based on our expectations of the collectability of the dollars, based on our historical and what we anticipate going forward; so the best information that we have.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. So you are doing some things hopefully to improve those estimates and therefore decrease the necessary reserves?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Well, we’re working those things hard and going forward, we will see what the numbers are. I don't think we can say that those percentages will drop on that segment of business, but certainly that would be our objective.

Dick Braun - MEDTOX - Chairman, President & CEO

And Steve, our experience in the numbers are fairly consistent with other people that are in this type of business and people that actually have been in it a lot longer.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. And it sounds like you’re having a significant amount of success in some of these newer areas like pain management. Is that continuing to develop as a very fertile field for you guys?

Jim Schoonover - MEDTOX - VP & CMO

Yes, Steve, it is, but it’s one of a number of areas that we feel good about, but certainly the performance there has been good.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. There was a related question. Operating cash flow was very strong in the quarter, allowed you to pay down a meaningful amount of debt. Would you anticipate the line of credit that was used to pay the special dividend, it looks like you’re on track to pay that off certainly in the second half of the year.

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

We would anticipate that would be true.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. And anything extraordinary on the CapEx front that you have planned?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

No.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And just bouncing back to SG&A with one more question. Are there some things that you can do given some temporary uncertainty in the economic environment to hold that line or to knock it down some, or is that not very feasible or part of your plan as you see it right now?

Dick Braun - MEDTOX - Chairman, President & CEO

It’s not very feasible because we are actually overall growing, creating new client relationships and there are more demands on our infrastructure and resources. So we have always been pretty tidy about our expenses and we are not uncomfortable with where they are at.

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Steve, we have seen an increase in SG&A in the second quarter versus the first quarter. I think if you go back over the last 10 years, there has only been two occasions in 2008 and 2006 where that hasn't been the case; one of those years was flat and one was down slightly. And if we look at the increase subsequent quarters, the increase we saw this quarter was really not out of range from our historical experience.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Yes, at the same time, your historical nature has been to be really, really good on expenses. And the fact that SG&A is up as a percentage of sales year over year is a little bit different than the norm, but it doesn't sound like it's anything more than a wiggle and a pretty consistent pattern.

Dick Braun - MEDTOX - Chairman, President & CEO

Also I would like to reinforce the fact that over the last couple of years we've diversified our business into different areas and those areas have some different characteristics which affect SG&A differently than the drugs-of-abuse.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay maybe one final, final question. There was a little jump in R&D expense. I'm going to take that as a hopefully constructive sign that you have some things in the hopper that are new and should aid and abet the growth story. Is that a fair assumption and can you give us any flavor for, if not the products, the areas that you might be moving on?

Dick Braun - MEDTOX - Chairman, President & CEO

There is some extra R&D in Burlington looking at some modifications to some existing products, nothing earth shattering, and there is R&D in the lab mostly related to the Clinical Trial Services and also the dealing with these new synthetic drugs that are being sold.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Is that presenting a decent opportunity for you, the testing for those new synthetics?

Jim Schoonover - MEDTOX - VP & CMO

Yes, very much so. We are one of just a few laboratories currently that are doing a whole suite of tests for those new products.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Great, thanks again for taking my questions, guys.

Dick Braun, MEDTOX - Chairman, President & CEO

We would like to thank you for joining us, and we look forward to speaking with you again when we announce third quarter results.  Thank you.